DEPLOYMENT OF ELECTRIC VEHICLE CHARGING INFRASTRUCTURE

FORM OF TENDER

To: Urban Redevelopment Authority [in respect of Contract C (URA), Contract E (URA) and/or Contract NE (URA)],

Housing and Development Board [in respect of Contract C (HDB), Contract E (HDB), Contract N (HDB), Contract NE (HDB) and/or Contract W (HDB)],

Jurong Town Corporation [in respect of Contract C (JTC), Contract E (JTC), Contract N (JTC), Contract NE (JTC) and/or Contract W (JTC)],

National Parks Board [in respect of Contract C (NParks), Contract E (NParks), Contract N (NParks) and/or Contract W (NParks)],

People's Association [in respect of Contract C (PA), Contract E (PA), Contract NE (PA) and/or Contract W (PA)],

(each referred to as the "Authority")

c/o Urban Redevelopment Authority ("URA")

45 Maxwell Road, 6th Storey

Tower, The URA Centre

Singapore 069118

1. Having examined the documents comprising ("**Tender Documents**"):

    a. Index Page;

    b. Letter of Invitation;

    c. Submission Checklist;

    d. Form of Tender (including Schedule 1 and Appendices A and B);

    e. Instructions to Tenderers (including Appendices A and B);

    f. Conditions of Contract (including Appendices A to C);

    g. Evaluation Criteria (including Appendices A to E);

    h. Specifications;

    i. Appendices and Schedules to Specifications;

j. Form of Agreement; and

k. the Tender Addenda/Corrigenda (if any).

for the performance of the above-named Services as defined in the Conditions of Contract, we the undersigned offer to perform the Services and remedy any defect therein in conformity with the aforesaid Tender Documents for the Tender Price of Singapore Dollars **as submitted online via GeBIZ** for the Central Region Contracts* / East Region Contracts* / North Region Contracts* / North-east Region Contracts* / West Region Contracts* (*delete where appropriate).

2. In consideration of your considering this Tender Offer we agree to abide by this Tender Offer for the Validity Period as specified in the Instructions to Tenderers (and for any such extension of the period as may be agreed in writing by the Tenderer at the request of the URA or the Authority) and it shall remain binding upon us and may be accepted at any time before the expiration of that period.

3. Our Tender Offer is fully consistent with and does not contradict or derogate from anything in your Invitation to Tender. We may include in our Tender Offer alternative offer(s) which comply with your Invitation to Tender.

4. Where required by you, we shall execute a formal agreement. Unless and until the said formal agreement is executed, this Tender Offer together with your written acceptance, shall constitute a binding agreement between us.

5. The Tender Price quoted by us is stated in Schedule 1 to this Form of Tender.

6. We understand that you are not bound to accept the highest or any tender you may receive.

7. We further undertake to give you any further information which you may require.

8. We warrant, represent and declare that we have the power to enter into, perform and deliver, and have taken all necessary action to authorise our entry into, performance and delivery of, the binding agreement upon your written acceptance of our Tender Offer.

9. We declare that we, including our director(s), ~~are~~/ are not *

   a) under investigation by the Singapore Police Force, Corrupt Practices Investigation Bureau, or any other relevant regulatory body as of the tender closing date;

b) involved in any ongoing court proceedings as of the tender closing date;

c) convicted or found liable in any concluded court proceedings in the past two (2) years from the tender closing date,

for fraud, corruption, dereliction of duty, gross negligence, professional misconduct and/or anti-competitive conduct (e.g. bid-rigging or collusive tendering) (hereinafter referred to as "Malpractice"). The details of the Malpractice, if any, are given below.

Details of Malpractice
N/A

*Delete whichever is not applicable

10. The following person(s) is/are authorized to provide further information and act on our behalf regarding our Tender Offer.

Name	Designation	Tel No	E-mail Address
John Killick	Project Manager & Liaison	97205542	killick.john@chargeplus.sg
Khazid Omar	Senior Vice President, Primech	97882765	khazid_omar@primech.com.sg

Name(s) of Tenderer(s)[1]: PRIMECH A&P PTE. LTD.,Acting in its own name and in the name and for and on behalf of Charge+ PTE LTD, Sunseap Group PTE LTD and Oyika PTE LTD.

Designation: Senior Vice President

Company or Business Registration No 198801704H

Address: 18 HOWARD ROAD #10-01 NOVELTY BIZCENTRE SINGAPORE 369585

Tel No: 6286 1868

[1] If the Tender Offer is submitted by a consortium, each member of the consortium shall be named. The Lead Member of the consortium shall submit the Tender Offer on behalf of the consortium members. Documentary proof must be provided that the Lead Member is authorised by all members of the consortium to submit, sign the Tender Offer, receive instructions, give any information, accept any contract and act for and on behalf of all the members of the consortium. Each member of the consortium shall be listed. For example, the Name(s) of Tenderer(s) field should read "[Name of Lead Member], acting in its own name and in the name and for and on behalf of [Name(s) of other Consortium Member(s)].

Fax No: 6288 5260
Dated this 10 day of May, 2021

NOTICE: This Form duly completed MUST accompany every Tender Proposal. Any change to its wordings may render the Tender liable to DISQUALIFICATION.

THIS IS AN ELECTRONIC TENDER. THE TENDER PRICE AND THE ENTIRE TENDER OFFER ARE TO BE SUBMITTED ELECTRONICALLY USING GEBIZ BY 7 MAY 2021 NOT LATER THAN 4.00 P.M. (SINGAPORE DATE AND TIME). TENDER PRICE NOT MADE THROUGH GEBIZ WILL BE DISQUALIFIED.

Schedule 1

FORM OF TENDER

1) Tenderers shall submit the Tender Price for the rate payable to the Authority per kWh of electricity ($/kWh) based on the electricity consumed by the Users of the Charge Points for Central Region Contracts* / East Region Contracts* / North Region Contracts* / North-East Region Contracts* / West Region Contracts* (*delete as appropriate) as defined in the Conditions of Contract Clause 1.1 (e) and described in Clause 2.2 of the Instructions to Tenderers. The Tender Price should be clearly quoted in decimal numbers (for example, $0.50/kWh) and there should be no other variations (e.g. percentage of an amount). The monthly Fees payable to the Authority shall be determined based on the Tender Price multiplied by the total amount of electricity consumed by Users of the Charge Points in the month.

2) Any failure to comply with the above instructions in completing the table below shall render the tender proposal submitted liable to be rejected.

Our Tender Price is as follows:

S/N	Car Park Bundle	Tender Price to be carried forward to GeBIZ (payable to the Authority based on per kWh of electricity consumed by Users of the Charge Points) ($/kWh)
1	Central Region Contracts	Base: $0.103 / kWh Alternative 1: $0.15 / kWh Alternative 2: $0.061 / kWh
2	East Region Contracts	Base: $0.103 / kWh Alternative 1: $0.15 / kWh Alternative 2: $0.061 / kWh
3	North Region Contracts	Base: $0.103 / kWh Alternative 1: $0.15 / kWh Alternative 2: $0.061 / kWh
4	North-East Region Contracts	Base: $0.103 / kWh Alternative 1: $0.15 / kWh Alternative 2: $0.061 / kWh
5	West Region Contracts	Base: $0.103 / kWh Alternative 1: $0.15 / kWh Alternative 2: $0.061 / kWh

Appendix A

DECLARATION OF INDEPENDENT BID DETERMINATION

To: The Authority

Dear Sir/Madam,

1. We, Primech A&P Pte. Ltd. of **(18 Howard Road #10-01 Novelty Bizcentre Singapore 369585)** acting for and on behalf of Charge+ Pte. Ltd., Sunseap Group Pte. Ltd and Oyika Pte. Ltd. refer to our bid for the tender for Deployment of Electric Vehicle Charging Infrastructure (the "**Tender**").

1. We declare that the bid (including any amendments or variations thereof) has been determined independently without any consultation, communication, contract, arrangement, understanding or concerted practice with any other participant or potential participant to the Tender, including but not limited to those companies and firms that may be related to the Tenderer, regarding:

   (a) bid prices;

   (b) methods or factors used to calculate bid prices;

   (c) the intention or decision to submit, or not submit, a bid;

   (d) the submission of a bid that is non-conforming; and/or

   (e) the terms of the bid.

2. We further declare that [I/we or any associated corporation or person (including directors and management)] related to the tender [have/have not]* been a party to competition law proceedings (including investigations) or been found to have infringed competition law in Singapore or overseas. Further information (if any) has been included to this declaration.[3]

*Delete as appropriate.

4. We acknowledge that award of the Tender will be in reliance of the declarations above and the details provided in Appendix A, if any.

Signed [by/for and on behalf of] the Tenderer[4]

Name: Khazid Bin Omar

Date: 10 May 2021

Passport/NRIC: S2188860E

[4] Where the Tenderer comprises two or more corporations acting in joint venture, or two or more individuals acting in partnership, as the case may be, all such corporations or individuals must sign. The signatory for each of such corporations shall be a person authorised to sign contracts on behalf of that corporation.

Appendix B

ACKNOWLEDGEMENT OF SECURITY DEPOSIT

(Note: Relevant clause numbers found on the second column of the following descriptions refer to the clauses in the Conditions of Contract, unless otherwise specified.)

	Clause	
BONDS		
Amount of Security Deposit/ Performance Bond	38.1	An amount equal to the sum of Singapore dollars one hundred and eighty ($180) per parking lot within the Designated Lots)
Time for submission of Security Deposit/ Performance bond	38.1	Within 30 calendar days of the date of Letter of Acceptance.

Dated this 31 day of March ~~2020~~ 2021

(Signature)

Goh Chee Kiong

(Name)

Director

(Designation)

510 Thomson Road,
SLF Building #11-00,
Singapore 298135

(Address)